UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2007

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

           Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities.

Settlement Agreement

On March 5, 2007, Dynamic Leisure Corporation (the “Company”) and MMA Capital, LLC (“MMA”) entered into a Settlement Agreement, pursuant to which in consideration for the Company’s issuance to MMA of a warrant exercisable for 3 million shares of the Company’s Common Stock with an exercise price of $1.50 per share (the “MMA Warrant”), MMA agreed to (i) extend the maturity date of the Company’s outstanding promissory note payable to MMA to March 5, 2008; and (ii) to dismiss its action against the Company in the United States District Court for the Northern District of California entitled MMA Capital, LLC v. Dynamic Leisure Corporation, Case No. C 06 7263 CRB (the “Action”) with prejudice and to fully and finally waive all contract breaches alleged in the Action.

In addition, with respect to the registration statement on Form SB-2 filed with the Commission on December 18, 2006 (Commission File No. 333-139438) (the “MMA Registration Statement”), the Company agreed to use its commercially reasonable efforts to respond to any comments issued by the Staff of the Commission within ten (10) business days and to file any required amendments within five business days of receiving notice from the Commission that the Post-Effective Amendment to Registration Statement on Form SB-2 (Commission File No. 333-124283) is effective. In addition, the Company agreed not to withdraw the MMA Registration Statement without first obtaining written approval from MMA, to use commercially reasonable efforts to cause the MMA Registration Statement to become effective, and to maintain the effectiveness of the MMA Registration Statement, subject to certain exceptions, until the earlier of (i) one year; (ii) the date on which all securities covered by the MMA Registration Statement as amended from time to time, have been sold; or (iii) the date on which all the securities covered by the MMA Registration Statement as amended from time to time, can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

The Company’s failure to comply with the provisions of Settlement Agreement shall be deemed to be an event of default, which if not cured within fifteen (15) days after receipt of written notice of such event of default, entitles MMA to nominate one person to the Company’s Board of Directors (the “First MMA Nominee”) and the Company is required to appoint MMA’s nominee to its Board of Directors within two days thereafter. MMA is entitled to nominate one additional person to the Company’s Board of Directors and the Company is required to appoint such nominee to its Board of Directors within two days thereafter, if an event of default is not cured by the Company within fifteen (15) days of the date the First MMA Nominee is nominated. The maximum number of nominees that MMA is entitled to under this provision is two.

Terms of MMA Warrant

The MMA Warrant is exercisable for a term of three years for up to 3 million shares of the Company’s Common Stock at an initial exercise price of $1.50 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) are subject to adjustment for stock splits, stock combinations and certain reorganizations. The Warrant exercise price, but not the number of Warrant Shares is subject to a “full-ratchet” adjustment upon the issuance by the Company of shares of Common Stock for no consideration or for a consideration per share less than the Warrant exercise price, subject to certain enumerated exceptions. The Company has agreed to register the sale of the Warrant Shares on a registration statement pursuant to the Securities Act.

The MMA Warrant was issued in a private placement transaction, exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing description of the Settlement Agreement and the Warrant is qualified in its entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 10.31 and 10.32 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.31	Settlement Agreement
10.32	Form of Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: March 8, 2007	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President